EXHIBIT 3.1

New York State Department of State DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE One Commerce Plaza 99 Washington Ave. Albany, NY 12231-0001 www.dos.ny.gov

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION OF

Dime Community Bancshares, Inc.
(Insert the Current Name of Domestic Corporation) (Name change only)
Under Section 805 of the Business Corporation Law
FIRST: The current name of the corporation is:
Dime Community Bancshares, Inc. .

If the name of the corporation has been previously changed, the name under which it was originally formed is:
Bridge Bancorp, Inc. .

SECOND: The date of filing of the certificate of incorporation with the Department of State is:
September 13, 1998 .

THIRD: The amendment effected by this certificate of amendment is as follows:
Paragraph FIRST of the Certificate of Incorporation relating to the name of thecorporation is amended to read in its entirety as follows:
FIRST: The name of the corporation is:
Dime Commercial Bancshares, Inc.

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)
☒   The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
☐    The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Judy Wu	Judy Wu
(Name of Signer)
Officer
(Title of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Dime Community Bancshares, Inc.

(Insert Current Name of Domestic Corporation)
Under Section 805 of the Business Corporation Law

Filer’s Name and Mailing Address:
Jeffrey Cass

Name:

Luse Gorman, PC

Company, if Applicable:

5335 Wisconsin Ave, NW, Suite 780

Mailing Address:

Washington, DC 20015

City, State and Zip Code:

NOTES:
1.
This form was prepared by the New York State Department of State to amend paragraph FIRST of a certificate of incorporation to change the name of a domestic corporation. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.

2.
The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State‘s website at www.dos.ny.gov.

3.	The Department of State recommends that all documents be prepared under the guidance of an attorney.
4.	The certificate must be submitted with a $60 filing fee.

For Office Use Only